For Immediate Release

LivePerson Announces Fourth Quarter 2017 Financial Results

-- Record quarter for contract signings, led by seven-figure wins tied to B2C mobile messaging --

-- Targets return to double-digit revenue growth at midpoint of 2018 guidance range --

-- Announces Global CTO, joining from Amazon.com; successfully concludes CFO search --

-- Signs expanded, strategic agreement in Q1 with Sky, Europe's leading entertainment company --

NEW YORK, February 20, 2018 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of cloud-based mobile and online business messaging, today announced financial results for the fourth quarter ended December 31, 2017.

Highlights

Total revenue was $57.4 million for the fourth quarter of 2017, an increase of 2% as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the fourth quarter of 2017 was $52.9 million and revenue from consumer operations was $4.5 million.

LivePerson signed 101 deals in the quarter, which includes the addition of 41 new customer contracts. Trailing-twelve-month average revenue per enterprise and mid-market customer set a new record of greater than $220,000 in the fourth quarter, up from approximately $200,000 in the prior year.

Leadership Additions
LivePerson today announced the hiring of Alex Spinelli as the Company’s Global CTO. Mr. Spinelli is joining LivePerson from Amazon.com, where he held the position Global Head of Alexa OS, and led the global engineering organization behind one of the world’s leading in-home, device-based virtual assistants. Previously, Alex was Director of Product and Technology for Amazon Search, and held other leading technology roles at McCann WorldGroup, Thomson Reuters and AXA. Alex will spearhead the continued globalization of our technology operations and oversee all current technology centers and their leaders in Israel, Mannheim Germany, NYC, Atlanta and Mountain View, California.

LivePerson also announced today the successful conclusion of its CFO search with the selection of Chris Greiner. Mr. Greiner brings a strong record of accomplishment as a Chief Financial Officer, Chief Operating Officer and Chief Product Officer, at both public and private companies. Mr. Greiner is a seasoned operational executive who knows how to leverage platform technologies and big data, has a history of fueling high-margin growth, deep international expertise and a strong M&A background. Mr. Greiner is joining LivePerson from Inovalon, a large, public technology company that provides a cloud-based, data-analytics platform to the healthcare industry. Previously, Mr. Greiner held senior financial roles at Computer Sciences Corp and IBM.

Both Alex Spinelli and Chris Greiner will be starting in March.

"We are in the midst of one of the greatest transformations of the digital age, as businesses across the globe replace legacy voice and IVR interactions with online and mobile messaging powered by AI-assisted bots and humans," said CEO, Robert LoCascio. “Our technology, expertise, customer references and scaled deployments establish LivePerson as a clear leader in this greenfield market, and is fueling an influx of top talent from across the tech industry. Today’s announcements regarding our global CTO, the conclusion of our CFO search, and the recent addition of an elite team of messaging-focused AI experts and engineers from BotCentral, are a few indicators of this favorable positioning.”

"The fourth quarter marked an amazing end to 2017, highlighted by record contract signings and strong penetration of our target customers and prospects. We are off to a solid start in 2018, as evidenced by our strategic expansion with Sky, and we are now targeting a return to double-digit growth at the midpoint of our 2018 revenue guidance range. We’ve never been more excited about the potential for LivePerson to fulfill its vision, and we will continue to invest in the product, partners and customer events that will drive this significant opportunity."

Customer Expansion
During the fourth quarter, the Company signed contracts with the following new customers:

•	A Fortune 100 apparel manufacturer and retailer

•	One of the leading online travel agencies

•	A global payment processing and cash management software provider

•	A mobile-only bank operated by one of Europe's leading financial institutions

•	One of Spain's leading telecommunications companies

The Company also expanded business with:

•	An international TV and broadband company with more than 20 million subscribers

•	Qantas, Australia's largest domestic and international airline

•	One of the top 10 banks in the world

•	A global hospitality & entertainment company

•	A leading corporate travel services provider

Net Loss and Adjusted Net (Loss) Income
Net loss for the fourth quarter of 2017 was $3.7 million or $0.06 per share, as compared to a net loss of $9.6 million or $0.17 per share in the fourth quarter of 2016. Adjusted net income for the fourth quarter of 2017 was $0.2 million or $0.00 per share, as compared to adjusted net income of $1.5 million or $0.03 per share in the fourth quarter of 2016. Adjusted net (loss) income excludes amortization, stock-based compensation, restructuring costs, acquisition costs, other non-recurring charges and the related income tax effect of these adjustments.

Net loss in the fourth quarter of 2017 includes charges of $2.9 million or $0.05 per share. These charges are comprised of $1.2 million of litigation fees, $1.0 million of one-time CEO compensation payment, and $0.8 million of severance. The net loss benefited from a non-recurring $2.5 million or $0.04 per share tax benefit stemming from enactment of the Tax Cut and Jobs Act, which reduced the U.S. corporate tax rate to 21% from 34% and led to a revaluation of deferred tax liabilities. The fourth quarter 2016 net loss included charges of $7.2 million or $0.13 per share. These charges were comprised of $2.8 million of write down costs related to shutting down the legacy platform, a $2.6 million write off relating to a previous investment and $1.8 million in litigation fees.
Adjusted EBITDA
Adjusted EBITDA for the fourth quarter of 2017 was $3.9 million or $0.07 per share, as compared to $5.3 million or $0.09 per share in the fourth quarter of 2016. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $57.6 million at December 31, 2017, including $1.5 million of cash being used as collateral for foreign currency hedging instruments. The Company generated approximately $10.3 million of cash from operations in 2017 and incurred capital expenditures of approximately $17.4 million.
Financial Expectations
The Company expects that record contract signings in the fourth quarter of 2017, a solid start to 2018 and improving retention, will lead to increased revenue in 2018. The Company is introducing a 2018 revenue guidance range of $237 million to $243 million, which at the midpoint, calls for a return to double-digit growth.

Investments in product, partnerships and customer events will remain a priority, as the Company seeks to extend its industry lead and capture share of a greenfield market opportunity. The Company anticipates continued leverage in gross margin and general and administrative expenses, which will fund the key growth engines of sales and marketing and product development. At the midpoint of its guided ranges the Company expects the 2018 pre-tax loss and adjusted EBITDA to each improve by 17% as compared to 2017.

The Company's detailed 2018 financial expectations are as follows:

First Quarter 2018

Guidance
Revenue (in millions)	$56.75 - $57.75
GAAP net loss per share	$(0.13) - $(0.11)
Diluted adjusted net income per share	$0.00 - $0.01
Diluted adjusted EBITDA per share	$0.06 - $0.07
Adjusted EBITDA (in millions)	$3.5 - $4.0
Fully diluted share count	58.5 million

Full Year 2018

Guidance
Revenue (in millions)	$237.0 - $243.0
GAAP net loss per share	$(0.35) - $(0.29)
Diluted adjusted net income per share	$0.07 - $0.10
Diluted adjusted EBITDA per share	$0.34 - $0.39
Adjusted EBITDA (in millions)	$20.0 - $23.0
Fully diluted share count	59.0 million
Other Full Year 2018 Assumptions

•	Estimated non-recurring litigation expense of approximately $6.0 million ($0.11 per share)

•	Amortization of purchased intangibles of approximately $3.0 million

•	Stock-based compensation expense of approximately $12.5 million

•	Depreciation of approximately $15.0 million

•	Cash taxes paid of $2.0 million to $4.0 million. Adjusted tax rate of approximately 25%. A GAAP tax liability of approximately $4.0 million

•	Capital expenditures of approximately $14.5 million

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cost of revenue	$147	$87	$448	$429
Sales and marketing	516	579	2,500	2,515
General and administrative	1,633	752	3,691	3,304
Product development	545	718	2,305	3,488
Total	$2,841	$2,136	$8,944	$9,736

Amortization of Purchased Intangible Assets
Included in the accompanying financial results are expenses related to the amortization of purchased intangible assets, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cost of revenue	$286	$697	$2,842	$2,788
Amortization of purchased intangibles	428	931	1,840	3,885
Total	$714	$1,628	$4,682	$6,673

Supplemental Fourth Quarter 2017 Earnings Call Presentation
LivePerson will post a presentation providing supplemental information for the fourth quarter 2017 on the investor relations section of the Company's web site at http://www.liveperson.com/company/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its fourth quarter 2017 financial results during a teleconference today, February 20, 2018. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "8299121." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international); please reference the conference ID "8299121." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir.

About LivePerson
LivePerson makes life easier by transforming how people communicate with brands. LiveEngage, the Company's enterprise-class platform, empowers consumers to stop wasting time on hold with 1-800 numbers, and instead message their favorite brands, just as they do with friends and family. More than 18,000 businesses, including Adobe, Citibank, HSBC, EE, IBM, L'Oreal, Orange, PNC and The Home Depot rely on the unparalleled intelligence, security and scalability of LiveEngage to reduce costs, increase lifetime value and create meaningful connection with consumers.
For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges; and adjusted net income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, other non-recurring charges and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the market for digital engagement technology; our ability to retain existing clients and attract new clients; potential adverse impact due to foreign currency exchange rate fluctuations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; our ability to effectively operate on mobile devices; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our ability to retain key personnel, attract new personnel and to manage staff attrition; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$57,390	$56,117	$218,876	$222,779

Costs and expenses:
Cost of revenue	14,749	14,951	58,205	63,161
Sales and marketing	24,210	21,698	90,905	89,529
General and administrative	12,596	13,288	43,124	43,046
Product development	11,023	10,770	40,034	40,198
Restructuring costs	279	2,753	2,594	2,369
Amortization of purchased intangibles	428	931	1,840	3,885
Total cost and expenses	63,285	64,391	236,702	242,188

Loss from operations	(5,895)	(8,274)	(17,826)	(19,409)

Other (expense) income, net	(276)	(395)	136	(530)

Loss before (benefit from) provision for income taxes	(6,171)	(8,669)	(17,690)	(19,939)

(Benefit from) provision for income taxes	(2,499)	896	501	5,934

Net loss	$(3,672)	$(9,565)	$(18,191)	$(25,873)

Net loss per share of common stock:
Basic	$(0.06)	$(0.17)	$(0.32)	$(0.46)
Diluted	$(0.06)	$(0.17)	$(0.32)	$(0.46)

Weighted-average shares used to compute net loss per share:
Basic	56,965,111	55,861,872	56,358,017	56,063,777
Diluted	56,965,111	55,861,872	56,358,017	56,063,777

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2017		2016		2017		2016
Reconciliation of Adjusted EBITDA (1):
GAAP net loss	$(3,672)		$(9,565)		$(18,191)		$(25,873)
Add/(less):
Amortization of purchased intangibles	714		1,628		4,682		6,673
Stock-based compensation	2,841		2,136		8,944		9,736
Depreciation	3,340		2,566		12,358		12,011
Other non-recurring costs	2,650	(2)	4,450	(4)	7,648	(3)	7,818	(5)
Restructuring costs	279	(6)	2,753	(8)	2,594	(7)	2,369	(9)
(Benefit from) provision for income taxes	(2,499)		896		501		5,934
Other expense (income), net	276		395		(136)		530
Adjusted EBITDA (1)	$3,929		$5,259		$18,400		$19,198
Diluted adjusted EBITDA per common share	$0.07		$0.09		$0.32		$0.34

Weighted average shares used in diluted adjusted EBITDA per common share	58,139,767		56,248,070		57,034,448		56,354,717

Reconciliation of Adjusted Net Income (Loss): (11)
Pre-tax GAAP loss (11)	$(6,171)		$(8,669)		$(17,690)		$(19,939)
Add/(less):
Amortization of purchased intangibles	714		1,628		4,682		6,673
Stock-based compensation	2,841		2,136		8,944		9,736
Other non-recurring costs	2,650	(2)	4,450	(4)	7,648	(3)	8,134	(10)
Restructuring costs	279	(6)	2,753	(8)	2,594	(7)	2,369	(9)
Pre-tax GAAP adjusted net income	313		2,298		6,178		6,973
Income tax effect of non-GAAP Items (11)	(110)		(804)		(2,163)		(2,441)
Adjusted net income	$203		$1,494		$4,015		$4,532
Diluted adjusted net income per common share	$0.00		$0.03		$0.07		$0.08

Weighted average shares used in diluted adjusted net income per common share	58,139,767		56,248,070		57,034,448		56,354,717

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

(2) Includes litigation costs of $1.2 million, CEO one-time compensation payment of $1.0 million and CFO Severance of $0.5 million for the three months ended December 31, 2017.
(3) Includes litigation costs of $6.2 million, CEO one-time compensation payment of $1.0 million and CFO Severance of $0.5 million for the twelve months ended December 31, 2017.
(4) Includes write off of technology licenses of $2.6 million and litigation costs of $1.8 million for the three months ended December 31, 2016.
(5) Includes litigation costs of $4.7 million, write off of technology licenses of $2.6 million, and severance costs of $0.5 million for the twelve months ended December 31, 2016.
(6) Includes severance costs of $0.3 million for the three months ended December 31, 2017.
(7) Includes wind down costs of legacy platform of $1.9 million and severance costs of $0.7 million for the twelve months ended December 31, 2017.
(8) Includes severance costs of $1.6 million and wind down costs of legacy platform of $1.2 million for the three months ended December 31, 2016.
(9) Includes severance costs of $1.6 million, wind down costs of legacy platform of $1.2 million and a benefit of $0.4 million of cash collected on previously written off bad debt for the twelve months ended December 31, 2016.

(10)  Includes litigation costs of $4.7 million, write off of technology licenses of $2.6 million, severance costs of $0.5 million, and write off of office facility depreciation of $0.3 million for the twelve months ended December 31, 2016.

(11)  During 2017, the Company updated the methodology for calculating adjusted net income. In 2016, the Company incorporated the GAAP tax rate into the calculation, whereas in 2017, the Company now starts the calculation with GAAP pre-tax (loss) income, then adds back amortization, stock-based compensation, other non-recurring, restructuring, and then applies a standardized 35% long-term projected tax rate. The prior period, December 31, 2016, was adjusted to conform to the current period presentation. A full reconciliation of 2016 adjusted net income under the historical and updated methodologies is available on the Supplemental Fourth Quarter Earnings Presentation that you may find on the investor relations section of the Company's web site at http://www.liveperson.com/company/ir.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation of Net Cash Provided By Operating Activities:
Adjusted EBITDA (1)	$3,929	$5,259	$18,400	$19,198
Add/(less):
Changes in operating assets and liabilities	3,333	3,147	(7,092)	9,528
Provision for doubtful accounts	532	591	1,895	1,831
Benefit from (provision for) income taxes	2,499	(896)	(501)	(5,934)
Deferred income taxes	(3,206)	304	(2,383)	467
Amortization of tenant allowance	(41)	—	(166)	—
Other (expense) income, net	(276)	(395)	136	(530)
Net cash provided by operating activities	$6,770	$8,010	$10,289	$24,560

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended	Twelve Months Ended
	March 31, 2018	December 31, 2018
Reconciliation of Projected Adjusted EBITDA: (1)
Net loss in accordance with GAAP	$(7,400) - $(6,400)	$(20,300) - $(16,700)
Add/(less):
Amortization of purchased intangibles	700	3,000
Stock-based compensation	1,800	12,500
Depreciation	3,400	14,700
Other non-recurring costs	1,500	6,000
Provision for income taxes	3,400 - 3,000	4,200 - 3,600
Adjusted EBITDA	$3,500 - $4,000	$20,000 - $23,000

Reconciliation of Projected Adjusted Net Income (Loss): (1)
Pre-tax loss in accordance with GAAP	$(4,000) - $(3,500)	$(16,100) - $(13,100)
Add/(less):
Amortization of purchased intangibles	700	3,000
Stock-based compensation	1,800	12,500
Other non-recurring costs	1,500	6,000
Pre-tax adjusted income	100 - 600	5,300- 8,300
Non-GAAP income tax effect	0 - 100	(1,300) - (2,100)
Adjusted net income	$100 - $400	$4,000 - $6,200

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2017	December 31, 2016

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$56,115	$50,889
Cash held as collateral	1,451	3,962
Accounts receivable, net	37,926	31,823
Prepaid expenses and other current assets	7,352	5,477
Total current assets	102,844	92,151

Property and equipment, net	34,705	28,397
Intangibles, net	12,366	16,510
Goodwill	80,531	80,245
Deferred tax assets, net	753	773
Other assets	1,600	1,562
Total assets	$232,799	$219,638

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,481	$7,288
Accrued expenses and other current liabilities	48,011	40,250
Deferred revenue	35,563	27,145
Total current liabilities	89,055	74,683

Deferred tax liability	915	3,332
Other liabilities	2,766	3,147
Total liabilities	92,736	81,162

Commitments and contingencies
Total stockholders' equity	140,063	138,476
Total liabilities and stockholders' equity	$232,799	$219,638

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com